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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated August 30, 1996 ou our audits of the consolidated financial statements of Prime Service, Inc. and Subsidiary, as well as our report dated August 30, 1996 on our audits of Alpine Equipment Rentals and Supply Company.



                                        Coopers & Lybrand L.L.P.

Houston, Texas
November 5, 1996